Exhibit 23.4

Zhong Lun Law Firm 11/F Bank of China Tower, 200 Yin Cheng Road Central, Pu Dong New Area, Shanghai 200120, P.R. China	Beijing Shanghai Shenzhen Guangzhou Shanghai: Tel: 86-21-5037 2668 Fax: 86-21-5037 2678 URL: http://www/zhonglun.com

July 20, 2006

Actions Semiconductor Co., Ltd.

15-1, No.1 HIT Road

Tangjia, Zhuhai

Guangdong, 519085

The People’s Republic of China

Re: Actions Semiconductor Co., Ltd.

Ladies and Gentlemen:

We hereby consent to the use of our name and/or the quotation or summarization of our opinions under the captions “Enforceability of Civil Liabilities”, “Legal Matters” and “Experts” in the prospectus included in the registration statement on Form F-1, originally filed by Actions Semiconductor Co., Ltd. on July 20, 2006 with the Securities and Exchange Commission under the U.S Securities Act of 1933, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Very truly yours,

/s/ Zhong Lun Law Firm

Zhong Lun Law Firm